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                                                                   EXHIBIT 23(b)



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-42839 of UNOVA, Inc. (the "Company") on Form S-3 of our report dated August 13, 1997, appearing in the Company's Registration Statement on Form 10, filed on August 18, 1997, as amended by Amendment No. 1 thereto filed October 1, 1997 and Amendment No. 2 thereto filed October 22, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
January 14, 1998